Exhibit 32.2

CERTIFICATION

In connection with the Annual Report of Dave & Buster’s Entertainment, Inc. (the “Company”) on Form 10-K for the period ended February 4, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian A. Jenkins, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the applicable requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 3, 2018

/s/ Brian A. Jenkins
Brian A. Jenkins
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)